UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

ARES REAL ESTATE INCOME TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Tabor Center, 1200 Seventeenth Street, Suite 2900, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

Fourth Amended and Restated Credit Facility Agreement

On June 18, 2025 (the “Effective Date”), AREIT Operating Partnership LP (the “Borrower”), a wholly-owned subsidiary of Ares Real Estate Income Trust Inc. (the “Company,” and collectively with the Borrower, “we,” “us,” or “our”), amended and restated its existing senior unsecured revolving and term credit facility agreement by entering into a $1.0 billion revolving credit facility (the “Revolving Credit Facility”), a $700.0 million term loan (the “A-1 Term Loan”), and a second $300.0 million term loan (the “A-2 Term Loan”) for an aggregate amount of $2.0 billion (collectively, the “Credit Facility”) with a syndicate of lenders led by BofA Securities, Inc.; Wells Fargo Securities, LLC; JPMorgan Chase Bank, N.A.; and Capital One, National Association as both Joint Bookrunners and Joint Lead Arrangers, together with Regions Capital Markets, Truist Securities, Inc. and The Huntington National Bank and M&T Bank as Joint Lead Arrangers. The lenders are Bank of America, N.A.; Wells Fargo Bank, National Association; JPMorgan Chase Bank, N.A.; Capital One, National Association; Truist Bank; The Huntington National Bank; M&T Bank; Regions Bank; U.S. Bank National Association; PNC Bank, National Association; Goldman Sachs Bank USA; Barclays Bank PLC; Morgan Stanley Bank, N.A.; Pinnacle Bank; Associated Bank, National Association; Synovus Bank; and Eastern Bank (collectively, the “Credit Facility Lenders”). The Credit Facility provides the Borrower with the ability from time to time to increase the size of the Credit Facility up to a total of $2.5 billion, subject to receipt of lender commitments and other conditions.

The Revolving Credit Facility contains a sublimit of $50.0 million for letters of credit and a sublimit of $300.0 million for certain alternative currencies. The primary interest rate for the Revolving Credit Facility is based on the term Secured Overnight Financing Rate (“Term SOFR”) or the daily Secured Overnight Financing Rate (“Daily Simple SOFR”), plus a 10 basis point adjustment (“Adjusted Term SOFR” or “Adjusted Daily Simple SOFR”), plus a margin ranging from 1.25% to 2.00%, depending on the Company’s consolidated leverage ratio. The maturity date of the Revolving Credit Facility is June 18, 2029 and contains one twelve month extension option that the Borrower may exercise upon (i) payment of an extension fee equal to 0.15% of the sum of the amount outstanding under the Revolving Credit Facility and the unused portion of the Revolving Credit Facility at the time of the extension, and (ii) compliance with the other conditions set forth in the credit facility agreement. The primary interest rate for both the A-1 Term Loan and the A-2 Term Loan (collectively, the “Term Loans”) is based on Adjusted Term SOFR or Adjusted Daily Simple SOFR, plus a margin ranging from 1.20% to 1.90%, depending on the Company’s consolidated leverage ratio. The maturity date of the Term Loans is June 18, 2029, and each of the Term Loans contains one twelve month extension option that the Borrower may exercise upon (i) payment of an extension fee equal to 0.15% of the outstanding principal amount of the A-1 Term Loan or A-2 Term Loan (as applicable) at the time of the extension, and (ii) compliance with the other conditions set forth in the credit facility agreement. Alternatively, we can choose to borrow at a “base rate” equal to (i) the highest of (a) the Federal Funds Rate plus 0.5%, (b) the prime rate announced by Bank of America, N.A., (c) Term SOFR plus 1.00%, and (d) 1.00% plus (ii) a margin ranging from 0.25% to 1.00% for base rate loans under the Revolving Credit Facility or a margin ranging from 0.20% to 0.90% for base rate loans under the Term Loans.

The Borrower must pay to the administrative agent a quarterly unused Revolving Credit Facility fee that equals the amount of the Revolving Credit Facility unused by the Borrower on a given day multiplied by either (i) 0.15% on an annualized basis if 50% or more of the Revolving Credit Facility is being used or (ii) 0.20% on an annualized basis if less than 50% of the Revolving Credit Facility is being used. The A-1 Term Loan was deemed fully funded on the closing of the loan. The undisbursed portion of the A-2 Term Loan (equal to $300.0 million) may be drawn in up to three advances prior to the loan draw deadline, which is up to 180 days after the closing date for the term loan. Beginning on the 91st day after the closing through the date of the A-2 Term Loan draw deadline, a quarterly unused fee that equals the amount of the A-2 Term Loan unused by the Borrower on a given day multiplied by 0.20% on an annualized basis will begin to accrue and be payable to the administrative agent.

Borrowings under the Credit Facility are guaranteed by the Company and certain of its subsidiaries. The Credit Facility requires the maintenance of certain financial covenants, including: (i) consolidated leverage ratio; (ii) consolidated fixed charge coverage ratio; (iii) consolidated tangible net worth; (iv) secured indebtedness to total asset value; (v) unencumbered asset pool leverage ratio; (vi) unsecured interest coverage ratio; and (vii) unencumbered property pool criteria. The Credit Facility provides the flexibility to move assets in and out of the unencumbered property pool during the term of the Credit Facility, subject to compliance with certain covenants.

In addition, the Credit Facility contains customary affirmative and negative covenants, which, among other things, require the Borrower to deliver to the Credit Facility Lenders specified quarterly and annual financial information, and limit the Borrower and/or the Company, subject to various exceptions and thresholds, from: (i) creating liens on the unencumbered asset pool; (ii) merging with other companies or causing a change of control; (iii) selling all or substantially all of its assets or properties; (iv) entering into transactions with affiliates, except on an arms-length basis; (v) making certain types of investments; (vi) changing the nature of the Company’s business; and (vii) if the Borrower is in default under the Credit Facility, paying certain distributions or certain other payments to affiliates.

The Credit Facility permits voluntary prepayment of principal and accrued interest without premium or penalty subject to payment of applicable breakage fees and contains various customary events of default, which are described therein. As is customary in such financings, if an event of default occurs under the Credit Facility, the majority Credit Facility Lenders may accelerate the repayment of amounts outstanding under the Credit Facility and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period.

Borrowings under the Credit Facility are available for general business purposes including, but not limited to, refinancing of existing indebtedness and financing the acquisition of permitted investments, including commercial properties.

Our aggregate outstanding borrowings under the facility were not changed in connection with amending and restating the Credit Facility credit agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Facility agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 25, 2025, the Company convened its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). As permitted by the Company’s bylaws, the chairman of the Annual Meeting adjourned the meeting without opening the polls in order to solicit additional proxies until Tuesday, July 29, 2025, at 8:30 a.m. Mountain Daylight Time at the Company’s principal executive offices, One Tabor Center, 1200 Seventeenth Street, Denver, Colorado 80202.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
10.1*

Fourth Amended and Restated Credit and Term Loan Agreement, dated June 18, 2025, by and among AREIT Operating Partnership LP, as Borrower, Bank of America, N.A. as Administrative Agent, and the lenders thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*          Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ares Real Estate Income Trust Inc.
June 25, 2025
	By:	/s/ TAYLOR M. PAUL
Taylor M. Paul Managing Director, Chief Financial Officer and Treasurer